EXHIBIT 5


                                    August 28, 1997


Galoob Toys, Inc.
500 Forbes Boulevard
South San Francisco, California 94080

            Re:   Registration Statement on Form S-8
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Ladies and Gentlemen:

            As General Counsel for Galoob Toys, Inc., (the "Company") I have been requested to render this opinion in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the issuance of 1,850,000 Shares of the Company's common shares, par value $.01 per share (the "Common Shares"), pursuant to certain stock options, stock awards, and performance awards to be issued under the Company's Amended and Restated 1996 Share Incentive Plan (the "Plan").

            In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement and the Plan pursuant to which the Common Shares will be issued, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently esta-

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Galoob Toys, Inc.
August 28, 1997
Page 2

blished, I have relied upon certificates or comparable documents of officers and representatives of the Company.

            Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the Common Shares to be issued pursuant to the Plan have been duly authorized and, when issued upon exercise of options issued pursuant to the Plan will be validly issued, fully paid and non-assessable.

            I am a member of the Bar of the States of California and Illinois and do not hold myself out as being an expert on laws other than the laws of the United States of America, the State of California and, solely for the purpose of providing the opinions set forth herein, the General Corporation Law of the State of Delaware.

            The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent. I hereby consent to the use of this opinion as an exhibit to the Registration Statement.



                                          Galoob Toys, Inc.

                                          /s/ William G. Catron
                                          ------------------------
                                          William G. Catron, Esq.
                                          General Counsel